Exhibit 5.1

Dentons Canada LLP 99 Bank Street, Suite 1420 Ottawa, ON, Canada K1P 1H4

大成 Salans FMC SNR Denton McKenna Long
dentons.com

August 15, 2016

DragonWave Inc.

600-411 Legget Drive
Ottawa, Ontario K2K 3C9

Ladies and Gentlemen:

Re:                                                     DragonWave Inc. — Registration Statement on Form F-1

We have acted as Canadian counsel to DragonWave Inc., a company existing under the federal laws of Canada (the “Company”) in connection with the preparation of the Registration Statement of the Company on Form F-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, (the “Act”) including the form of prospectus contained therein (the “Prospectus”).

The Registration Statement relates to the offering and sale by the selling shareholders identified in the Prospectus of up to 299,999 common shares of the Company (the “Warrant Shares”) to be distributed without additional payment upon the exercise or deemed exercise of outstanding warrants (the “Warrants”) of the Company held by the selling shareholders.  The Warrants have an exercise price of US$8.70 per share, will be exercisable beginning on October 13, 2016 and expire on April 13, 2021.  No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Warrant Shares.

In our capacity as such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records and documents as we considered appropriate including, without limitation:

a)             the Registration Statement;

b)             the Prospectus;

c)              the Articles of the Company, as currently in effect;

d)             the By-laws of the Company, as currently in effect (together with the Articles, the “Constating Documents”);

e)              the warrant certificates dated April 13, 2016 issued by the Company to the selling shareholders (the “Warrant Certificates”);

f)               a certificate of an officer of the Company as to certain matters of fact (the “Officer’s Certificate”); and

g)              certified copies of resolutions and minutes of the Company’s board of directors dated on April 3, 2016, April 6, 2016 and August 12, 2016.

Our opinion expressed herein is limited to the current laws of the Province of Ontario and those federal laws of Canada applicable therein and should not be relied upon, nor are they given, in respect of the laws of any other jurisdiction.

As used herein, the term “Applicable Law” means the Canada Business Corporations Act (the “CBCA”) and the federal laws of Canada which, in our experience, are normally applicable to transactions of this type.  The Warrant Shares may be issued from time to time on a delayed or continuous basis, and this opinion does not address any changes in Applicable Law after the date hereof.

In connection with the opinion expressed herein, we have considered such questions of law and examined such statutes, public and corporate records, certificates of governmental authorities and officers of the Company, other documents and conducted such other examinations as we have considered necessary for the purpose of our opinion.

In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies or facsimile transmissions and the completeness and accuracy of all the Company’s corporate records in our possession as of the date hereof.  We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the legal, valid, binding and enforceable obligations of such parties.  As to questions of fact material to our opinions, we have relied upon the Officer’s Certificate and certificates of public officials.  We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of these questions of law we considered relevant and subject to the limitations and qualifications in this opinion, we are of the opinion that the Warrant Shares issuable upon exercise of the Warrants, when the Registration Statement, as finally amended, has become effective under the Act and the Warrants have been duly exercised in accordance with the provisions of the Warrant Certificates, including receipt by the Company of the exercise price, such Warrant Shares will be validly issued as fully paid and non-assessable shares in the capital of the Company.

The opinions expressed herein are subject to the following exceptions, qualifications and limitations: (a) they are limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law and principles affecting creditors’ rights generally, including without limitation fraudulent transfer or fraudulent conveyance laws, and (b) they are limited by the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

This opinion has been prepared for use in connection with the filing of the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Yours truly,

/s/ Dentons Canada LLP